UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Rd, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On August 21, 2018 (the “Closing Date”), LYB Americas Holdco Inc. (“Merger Sub”), a wholly owned subsidiary of LyondellBasell Industries N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (“LYB”), merged with and into A. Schulman, Inc., a Delaware corporation (the “Company”), with the Company continuing as the surviving corporation (the “Merger”), pursuant to the previously announced Agreement and Plan of Merger, dated as of February 15, 2018 (the “Merger Agreement”), by and among the Company, LYB and Merger Sub. As a result of the Merger, the Company became a wholly owned subsidiary of LYB.

Item 1.01 Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

On the Closing Date, in connection with the consummation of the Merger, the Company entered into a Contingent Value Rights Agreement (as amended from time to time, the “CVR Agreement”), by and among John K. Broussard, Jr., Joseph M. Gingo and David Leathers, as the initial committee members, Equiniti Trust Company, as paying agent, and, solely with respect to Sections 8.03, 8.05 through 8.12, and 8.14 thereof, LYB, which governs the terms of the CVRs (as defined below). Pursuant to the CVR Agreement, each CVR represents the right to receive contingent cash payments from certain net proceeds, if any are recovered, subject to certain adjustments and deductions as described in the CVR Agreement, relating to certain claims arising from the Company’s acquisition of HGGC Citadel Plastics Holdings, Inc. (“Citadel”) and the acquisition by Citadel’s subsidiary, the Matrixx Group, Incorporated, of Lucent Polymers Inc.

The CVRs will not represent an equity or ownership interest in LYB, any constituent party to the Merger or any of their affiliates. The CVRs and any interest therein (including beneficial ownership through a broker, dealer, custodian bank or other nominee) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, directly or indirectly, other than through a transfer on death by will or intestacy, a transfer by instrument to an inter vivos or testamentary trust in which the CVR is to be passed to beneficiaries upon the death of the trustee, transfers made pursuant to a court order or a transfer made by operation of law or through abandonment of all of its remaining rights in a CVR, which a holder may effect at any time, by transferring such CVR to the Company without consideration therefor.

In order to fund the pursuit of claims and satisfy certain customer claims, the Company deposited $9,623,212 into an escrow account (the “Escrow Account”), with JPMorgan Chase Bank, N.A., as escrow agent. Neither LYB nor the Company has any additional funding obligations under the CVR Agreement other than making this deposit into the Escrow Account. Any proceeds received in respect of the litigation, if any, will be deposited into the Escrow Account. The first $38.5 million of litigation proceeds (less certain customer claims and certain actual claims expenses as detailed in the CVR Agreement) will be paid to the CVR holders. Thereafter, (1) holders of CVRs will generally be entitled to the resulting amount of (i) 85% of (A) the litigation proceeds plus (B) government action proceeds, (ii) minus the net tax cost, (iii) minus 85% of certain claims expenses, (iv) minus 85% of the amount of LYB’s fee, unpaid and accrued as of the CVR payment date, (v) minus an amount equal to 85% of the customer claims, (vi) minus 85% of the firm expenses, if any (in each case, for the items in clauses (ii) through (vi), without double counting any particular cost, fee, expense or claim, and only to the extent such amounts have not been taken into account in the calculation of a previous CVR payment amount actually paid to the CVR holders pursuant to the CVR Agreement), subject to the terms of the CVR Agreement (including certain exceptions specified therein); and (2) the Company will be entitled to the remaining 15% of such resulting amount. An interim CVR payment will only be made to the extent that (a) an aggregate amount of litigation proceeds less the floor amount equals at least $30 million (which floor amount constitutes the greater of the (i) initial escrow amount of $9,623,212 and (ii) amount of unpaid existing expenses as of the date of determination plus the amount, as determined in good faith by the members of the CVR Committee, reasonably necessary to pay all estimated future expenses in connection with the pursuit of claims and support of government actions from the date of determination until the likely termination date) and (b) an amount equal to at least the floor amount remains in the Escrow Account.

A CVR committee (the “CVR Committee”) will control the management and disposition of the litigation and related governmental investigations, including with respect to the prosecution, negotiation and settlement of claims. The members of the CVR Committee currently are (i) Mr. Gingo, who was appointed as the representative of the CVR holders, (ii) Mr. Broussard, who was appointed as the representative of LYB, and (iii) Mr. Leathers, who was appointed as an independent member of the CVR committee, and may be removed and replaced in accordance with the terms of the CVR Agreement.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of (i) the CVR Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and (ii) the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 15, 2018, and both of which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the previously announced Merger, LYB, on behalf of the Company, repaid in full all outstanding amounts under that certain credit agreement, dated as of June 1, 2015 (as amended), by and among the Company, A. Schulman Holdings S.a.r.l., JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, and J.P. Morgan Europe Limited, as global agent, the other foreign borrowers from time to time party thereto and the lenders named therein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”) and in accordance with the terms of the Merger Agreement, each share of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of the Common Stock held (a) in the treasury of the Company or by the Company or any wholly owned subsidiary of the Company, (b) by LYB, Merger Sub or any wholly owned subsidiary of LYB or (c) by any stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law (collectively, the “Cancelled Shares”)) was, by virtue of the Merger, cancelled and automatically converted into the right to receive (i) $42.00 in cash and (ii) one contractual contingent value right (each, a “CVR”), in each case, without any interest thereon and subject to any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time and in accordance with the terms of the Merger Agreement, each of the Company’s stock options, restricted stock units, performance stock units and restricted shares, whether vested or unvested, in each case, outstanding immediately prior to the Effective Time, were cancelled and converted into the right to receive an amount in cash equal to $42.00 (or, in the case of the Company’s stock options, the excess of $42.00 in cash over the per-share exercise price for such stock options) for each share of the Common Stock underlying the award, plus one CVR for each share of the Common Stock underlying the award. Each of the Company’s performance stock units, restricted stock units and restricted shares that are subject in whole or in part to performance conditions were deemed to have vested at target achievement levels.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2018, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company notified Nasdaq of its intent to remove the Common Stock from listing on the Nasdaq Global Service Market (under the symbol “SHLM”) and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister shares of the Common Stock. Additionally, the Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the termination of registration of shares of the Common Stock under Section 12(g) of the Exchange Act and the termination and suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of the Common Stock on the Nasdaq Global Service Market was halted prior to the opening of trading on the Closing Date.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 1.01, 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As of the Effective Time, each share of the Common Stock (other than the Cancelled Shares) issued and outstanding prior to the Effective Time was, by virtue of the Merger, cancelled and converted into the right to receive the Merger Consideration, subject to the terms set forth in each of the CVR Agreement and the Merger Agreement.

At the Effective Time, each share of special stock of the Company, without par value (the “Convertible Special Stock”), became convertible into the Merger Consideration, with each share of the Convertible Special Stock becoming convertible into the Merger Consideration that a holder of a number of shares of Common Stock equal to the conversion rate would have been entitled to receive on the Closing Date, in accordance with the certificate of designation of the Convertible Special Stock. If a holder of the Convertible Special Stock elects to convert during the period beginning at the open of business on the trading day immediately following the Closing Date and ending at the close of business on the 30th trading day following the Closing Date, such holder will be entitled to an increase in the conversion rate specified in the certificate of designation of the Convertible Special Stock. After such 30th trading day, the increase to the conversion rate will no longer apply but the Convertible Special Stock will remain convertible into the Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 1.01, 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of LYB.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger (and not as a result of any disagreement with the Company), at the Effective Time, each of the Company’s directors immediately prior to the Effective Time ceased to be directors of the Company. In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Bhavesh V. Patel and Thomas Aebischer, became the directors of the Company. Immediately following the Effective Time, Mr. Patel became the President and Chief Executive Officer of the Company, and Mr. Aebischer became the Executive Vice President and Chief Financial Officer of the Company.

Also in connection with the consummation of the Merger (and not as a result of any disagreement with the Company), at the Effective Time, Joseph M. Gingo, Gary A. Miller and John W. Richardson resigned from their positions as Chief Executive Officer and President, Executive Vice President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer, respectively, of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Restated Certificate of Incorporation, as Amended, of the Company was amended and restated by the Third Amended and Restated Certificate of Incorporation of the Company filed with the Certificate of Merger merging Merger Sub with and into the Company, with the Company continuing as the surviving corporation. As of the Effective Time, without any further action on the part of the Company, LYB or Merger Sub, the Amended and Restated By-laws of the Company were amended and restated to be the same as the by-laws of Merger Sub, as in effect immediately prior to the Effective Time (except that the name shall be “A. Schulman, Inc.”). Copies of the Third Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated By-laws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 15, 2018, by and among LyondellBasell Industries N.V., LYB Americas Holdco Inc. and A. Schulman, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2018).

3.1	Third Amended and Restated Certificate of Incorporation of A. Schulman, Inc., dated August 21, 2018.

3.2	Second Amended and Restated By-laws of A. Schulman, Inc., dated August 21, 2018.

10.1	Contingent Value Rights Agreement, dated as of August 21, 2018, by and among A. Schulman, Inc., John K. Broussard, Jr., Joseph M. Gingo and David Leathers, as the initial committee members, Equiniti Trust Company, as paying agent, and, solely with respect to Sections 8.03, 8.05 through 8.12, and 8.14 thereof, LyondellBasell Industries N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ Jeffrey A. Kaplan
Name:	Jeffrey A. Kaplan
Title:	Executive Vice President

Date: August 21, 2018